ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20090726864-24
Ross Miller	Filing Date and Time 10/06/2009 8:45 AM
Secretary of State State of Nevada	Entity Number C5540-1986

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

WINNER MEDICAL GROUP INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of authorized stock, consisting of 495,000,000 shares of common stock, and 5,000,000 shares of preferred stock, all with a par value of $.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

250,000,000 shares of authorized stock, consisting of 247,500,000 shares of common stock, and 2,500,000 shares of preferred stock, all with a par value of $.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One-half

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Each fractional share will be rounded up to the next whole share.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 3-5-09